CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): June 29, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 – Entry into Material Definitive Agreements

On December 10, 2010, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd. (“Whalehaven Capital and with Alpha Capital, the “Plaintiffs”) filed a complaint against us regarding the number of warrants they received in the Registered Direct Offering (“RDO”) that we completed in November 2009 and the shareholder vote obtained at our December 3, 2010 annual shareholder meeting.  The Plaintiffs alleged that the effective price of the notes we issued pursuant to the private financing we completed in March and April 2010, and of the shares we later issued to two such note holders in settlement of a lawsuit with same, is lower than what we claim it to be and that such alleged effective price requires a greater reset to the exercise price of the warrants they received in the RDO.  Additionally, they allege that we solicited votes against one of the proposals related to the RDO that was proposed at the December 3, 2010 annual shareholder meeting.  The Plaintiffs sought relief from the court involving additional shares issuable pursuant to the exercise of the warrants they received in the RDO and cash damages.

As reported in the Company’s Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance (the “Settlement Amount”).  On May 24, 2011 we received court approval to issue such shares pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended. Under the terms of the court approved settlement, the parties filed a Stipulation of Discontinuance of the lawsuit with the relevant court.  As part of the Settlement Agreement, Alpha Capital and Whalehaven Capital retained all of the warrants the Plaintiffs received in the RDO and in the private financing we closed in March and April 2010.

We are obligated to issue to Alpha Capital and Whalehaven Capital as many shares of our common stock as possible to reach the Settlement Amount that the NYSE Amex has previously approved for issuance to the Plaintiffs.  On June 29, 2011, we agreed to issue 11,603,000 of our shares to Alpha Capital and 8,897,000 shares to Whalehaven Capital.  In addition, and in order to account for the time it may take to receive shareholder approval to authorize sufficient additional shares that are issuable to them, the Plaintiffs agreed to accept a promissory note for the monetary value of that number of additional shares that would be required to be issued to achieve the Settlement Amount upon Court Approval based on a pre-determined formula set forth in the Notes.  The notes bear 8% interest and mature four months after issuance.  We maintain the right to pay the note back in cash or shares of common stock based upon a pre-determined formula set forth in the notes.  Upon the occurrence of an event of default, the note will become immediately due and payable.  Under the Settlement Agreement, Plaintiffs are entitled to entry of judgment in the amount of principal outstanding, if any, on the maturity date.  The Settlement Agreement also contemplates the issuance of additional shares to Plaintiffs or the return of shares to us based upon variances in the market price of our common stock between the date we receive Court Approval and sixty days following the maturity date of the notes.

Based on the market price of our outstanding shares as of June 29, 2011, including the 20,500,000 shares we issued upon partial conversion of their notes, after full conversion of such promissory notes, we would be obligated to issue a total of 27,539,373 shares of common stock to Alpha Capital and 21,116,763 shares of common stock to Whalehaven Capital.  In addition, Alpha Capital and Whalehaven Capital hold warrants to purchase an additional 207,668 and 188,777 shares of common stock, respectively.

As reported in the Company’s Form 8-K dated May 11, 2011, we were in default to each of Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, L.P., Bristol Investment Fund, Ltd. and Kingsbrook Opportunities Master Fund LP, (collectively, the “2011 Noteholders”), the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. As a result of such defaults, our total liabilities (including accrued interest, penalties and default redemption payments) to the 2011 Noteholders aggregated $22,301,761. We entered into an exchange agreement on June 29, 2011, with each of the 2011 Noteholders (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders.

Pursuant to the terms of the Exchange Agreement, each 2011 Noteholder agreed to exchange its claims against the Company, its subsidiaries and certain of their respective current and former officers, directors and representatives for (i) the Company’s 4% convertible notes ($4,950,000 original principal amount in the aggregate (the “Notes”)), (ii) shares of 4% Series A Convertible Preferred Stock of the Company (with an aggregate stated value of $6,701,000 (the “Preferred Stock”)) under a Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), and (iii) a warrant, expiring 5 years from the date of the receipt of Stockholder Approval (as defined in the Exchange Agreement),  to purchase additional shares of our common stock (94,468,113 shares of common stock in the aggregate under all the warrants (the “Warrants”)). Under the Exchange Agreement, each of the 2011 Noteholders and their affiliated and related persons and entities also received a mutual full release from the Company.

Each of the Notes and shares of Preferred Stock are initially convertible into shares of our common stock at a conversion price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes and the shares of Preferred Stock will be lowered to the per share price for the dilutive issuances. The Warrants are initially exercisable for shares of our common stock at an exercise price of $0.185 per share, provided that if we make certain dilutive issuances (with limited exceptions), the exercise price of the Warrants will be lowered to the per share price for the dilutive issuances.  The Warrants may only be exercised on a “cashless basis.” The conversion prices of the Notes and the shares of Preferred Stock and the exercise price of the Warrants are also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of a Note and shares of Preferred Stock and the exercisability of a Warrant may be limited if, upon conversion or exercise thereof, the holder thereof or any of its affiliates would beneficially own more than 9.9% (in the case of a Note and the shares of Preferred Stock held by such holder) or 4.9% (in the case of the Warrant held by such holder) of our common stock.

Each of the Notes automatically converts into shares of our common stock in four equal installments commencing August 1, 2011 ($1,237,500 in the aggregate under all the Notes). The automatic conversion price under each of the Notes will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Note Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Note Pre-Automatic Conversion Shares”) to each holder of a Note 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Note Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a Note holder additional shares in excess of the Note Pre-Automatic Conversion Shares delivered to such holder, we will issue such Note holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such Note holder.

167,525 shares of Preferred Stock automatically converts into shares of our common stock in four equal installments commencing August 1, 2011. The automatic conversion price with respect to each such share of Preferred Stock automatically converted will be equal to the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the applicable automatic conversion date (the “Preferred Automatic Conversion Price”).  We must make a pre-automatic conversion delivery of shares (the “Preferred Pre-Automatic Conversion Shares”) to each holder of each such shares of Preferred Stock 20 trading days prior to the applicable automatic conversion date based the lower of (i) the conversion then in effect or (ii) 70% of the arithmetic average of the three lowest closing bid prices of our common stock during the 20 trading day period prior to the required delivery date of Preferred Pre-Automatic Conversion Shares. On the automatic conversion date, to the extent we owe a holder of such shares of Preferred Stock additional shares in excess of the Preferred Pre-Automatic Conversion Shares delivered to such holder, we will issue such holder additional shares of common stock, and to the extent we have issued excess shares of common stock, such shares of common stock will be applied to future issuances of shares of common stock to such holder.

Based on the terms of the Notes and the Certificate of Designations, the Company is obligated to deliver 28,851,864 shares of common stock in the aggregate on the closing date constituting Preferred Pre-Automatic Conversion Shares and Note Pre-Automatic Conversion Shares.

Following a fairness hearing held on June 30, 2011, in the Supreme Court of the State of New York (the “Court”), the Court entered an order approving (i) the fairness of the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement, (ii) the terms and conditions of the proposed exchange and the transactions contemplated by the Exchange Agreement and (iii) the issuance of the Notes, the shares of Preferred Stock and the Warrants pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (the “3(a)(10) Order”).

Under the Exchange Agreement, we are also obligated to (i) file an amended preliminary proxy statement with the SEC by July 5, 2011, to seek shareholder approval of an increased amount of authorized shares to 750,000,000 shares of common stock, (ii) fix a date for the shareholders meeting no later than 20 days after receipt of final SEC comments relating to such proxy statement and (iii) obtain shareholder approval for the above proposal by no later than August 31, 2011. If we fail to comply with any of the foregoing, it will constitute an event of default under the Notes and a triggering event with respect to the Preferred Stock.

If an event of default occurs under the Notes or the terms of the Certificate of Designation, we must redeem in cash any Notes and shares of Preferred Stock submitted to us for redemption at 125% of the greater of (i) the amount submitted for redemption unconverted principal amount and (ii) the greatest equity value of the shares of common stock underlying the Note or shares of Preferred Stock submitted for redemption from the date immediately preceding the default until the date so submitted for redemption.

The consummation of the proposed exchange and transactions consummated by the Exchange Agreement will occur on July 1, 2011.

Important Notice regarding the Transaction Documents

The foregoing descriptions of the Exchange Agreement, the Notes, terms of the Preferred Stock contained in the Certificate of Designations and the Warrants and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Exchange Agreement, the Notes, the Certificate of Designations and the Warrants attached hereto as exhibits and incorporated herein by reference.

The Exchange Agreement, the Notes, the Certificate of Designations and the Warrants have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Notes, the shares of Preferred Stock and the Warrants will be issued in a transaction exempt from registration pursuant to Section 3(a)(10) under the Securities Act of 1933, as amended.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designations, which authorizes a total of 670,100 shares of Preferred Stock, will be filed with the Delaware Secretary of State on July 1, 2011, and will be effective upon filing.

Our current Certificate of Incorporation authorizes us to issue up to a total of 200,000,000 shares of common stock.  A total of 145,536,306 shares of common stock were issued and outstanding as of June 30, 2011.

As a result of the above settlement agreement with Alpha Capital, Whalehaven Capital and the Exchange Agreement, together with the shares we have already issued, we anticipate that, upon conversion of their convertible securities and full exercise of their warrants, we would be required to issue approximately 49.0 million shares of our common stock to Alpha Capital and Whalehaven Capital and approximately 157.4 million shares of our common stock to the 2011 Noteholders.  Together with other outstanding options and warrants, it is possible that, in addition to our 145.5 million outstanding shares, on a fully diluted basis, as much as approximately 384.0 million shares of our common stock could be issued.

Accordingly, we must increase our authorized common stock to comply with our obligations to have sufficient authorized shares of common stock to issue to such creditors and avoid events of defaults under the agreements.

We intend to file on July 5, 2011, a preliminary proxy statement with the SEC and upon approval thereof, intend to hold an annual stockholders meeting in July or August 2011 for the purpose of, among other things, obtaining shareholder approval to amend our certificate of incorporation to increase the aggregate number of shares of common stock we are authorized to issue from 200 million shares to 750 million shares.

There can be no assurance that the stockholders of the Company will authorize the above amendment to our Certificate of Incorporation.  If such amendment is not authorized, Alpha Capital, Whalehaven Capital and each of the 2011 Noteholders could declare defaults under their respective agreements, accelerate our indebtedness to them, and commence legal proceedings to collect all obligations owed to them.  In such event, we might have to seek protection from our creditors under the federal bankruptcy laws.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of Series A Convertible Preferred Stock

10.1	Exchange Agreement

10.2	Form of Notes

10.3	Form of Warrants

99.1	3(a)(10) Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
	Name:	Akio Ariura
	Title:	Chief Financial Officer

Dated: July 1, 2011